Exhibit 99.1

TTEC Announces First Quarter 2023

Financial Results

First Quarter 2023

Revenue was $633.3 Million, up 7.6 Percent and 8.6 Percent on a Constant Currency Basis

Operating Income was $44.4 Million or 7.0 Percent of Revenue

($60.7 Million or 9.6 Percent of Revenue Non-GAAP)

Net Income was $20.9 Million or 3.3 Percent of Revenue

($36.9 Million or 5.8 Percent of Revenue Non-GAAP)

Adjusted EBITDA was $82.9 Million or 13.1 Percent of Revenue

Fully Diluted EPS was $0.44 ($0.78 Non-GAAP)

Reiterates Outlook for Full Year 2023

DENVER, May 3, 2023 – TTEC Holdings, Inc. (NASDAQ: TTEC), a leading global CX (customer experience) technology and services innovator for AI-enabled digital CX solutions, announced today financial results for the first quarter ended March 31, 2023.

“2023 is off to a strong start exceeding expectations. Our financial performance demonstrates our full range of AI-enabled digital CX technology, advanced analytics, consulting, managed services, and operational capabilities that continue to deliver strategic value to our clients, especially across our more resilient industries in healthcare, financial services, and public sector,” commented Ken Tuchman, chairman and chief executive officer of TTEC.

Tuchman continued, “We made progress this quarter expanding our geographic footprint with new delivery and language diversity for our clients, advancing our AI-driven technology solutions, and strengthening our partnerships with the leading CX technology players. Our management is executing against our strategy, our clients are relying on us as trusted partners, and our talented frontline teams are delivering positive results for our clients and their customers across the globe.”

Investor Relations Contact Paul Miller +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

FIRST QUARTER 2023 FINANCIAL HIGHLIGHTS

Revenue

•	First quarter 2023 GAAP revenue increased 7.6 percent to $633.3 million compared to $588.7 million in the prior year period.

•	Foreign exchange had a $6.1 million negative impact on revenue in the first quarter of 2023.

Income from Operations

•	First quarter 2023 GAAP income from operations was $44.4 million, or 7.0 percent of revenue, compared to $48.3 million, or 8.2 percent of revenue in the prior year period.

•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, and other items, was $60.7 million, or 9.6 percent of revenue, compared to $67.2 million, or 11.4 percent for the prior year period.

•	Foreign exchange had a $2.2 million positive impact on Non-GAAP income from operations in the first quarter of 2023.

Adjusted EBITDA

•	First quarter 2023 Non-GAAP Adjusted EBITDA was $82.9 million, or 13.1 percent of revenue, compared to $84.5 million, or 14.3 percent of revenue in the prior year period.

Earnings Per Share

•	First quarter 2023 GAAP fully diluted earnings per share was $0.44 compared to $0.80 for the same period last year.

•	Non-GAAP fully diluted earnings per share was $0.78 compared to $1.06 in the prior year period.

CASH FLOW AND BALANCE SHEET FUND INVESTMENTS AND DIVIDENDS

•	Cash flow from operations in the first quarter 2023 was $49.1 million compared to $13.7 million for the first quarter 2022.

•	Capital expenditures in the first quarter 2023 were $13.7 million compared to $16.7 million for the first quarter 2022.

•	As of March 31, 2023, TTEC had cash and cash equivalents of $151.4 million and debt of $933.2 million, resulting in a net debt position of $781.8 million. This compares to a net debt position of $651.1 million for the same period 2022. The increase in net debt is primarily attributable to acquisition investments and capital distributions, partially offset by positive cash flow from operations.

•	As of March 31, 2023, TTEC’s remaining borrowing capacity under its revolving credit facility was approximately $335 million compared to $525 million for the same period 2022.

Investor Relations Contact Paul Miller +1.303.397.8641	Addres 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

•	TTEC paid a $0.52 per share, or $24.6 million, semi-annual dividend on April 20, 2023 to shareholders of record on March 31, 2023. This dividend is unchanged over the October 2022 dividend and 4.0 percent over the April 2022 dividend.

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for the following two business segments: TTEC Digital (Digital) and TTEC (Engage). Financial highlights for the two segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

•	First quarter 2023 GAAP revenue for TTEC Digital increased 4.9 percent to $116.9 million from $111.4 million for the year ago period. Income from operations was $0.8 million or 0.7 percent of revenue compared to operating income of $6.2 million or 5.6 percent of revenue for the prior year period.

•	Non-GAAP income from operations was $10.5 million, or 9.0 percent of revenue compared to operating income of $13.8 million or 12.4 percent of revenue in the prior year period.

TTEC Engage – Digitally-enabled customer care, acquisition, and fraud mitigation services

•	First quarter 2023 GAAP revenue for TTEC Engage increased 8.2 percent to $516.4 million from $477.3 million for the year ago period. Income from operations was $43.6 million or 8.4 percent of revenue compared to operating income of $42.1 million, or 8.8 percent of revenue for the prior year period.

•	Non-GAAP income from operations was $50.2 million, or 9.7 percent of revenue, compared to operating income of $53.3 million, or 11.2 percent of revenue in the prior year period.

•	Foreign exchange had a $5.5 million negative impact on revenue and $2.0 million positive impact on Non-GAAP income from operations.

BUSINESS OUTLOOK

“We began the year on a positive note executing on our strategic priorities. Our strong year-over-year revenue growth reflects strong seasonal volumes, solid enterprise and public sector demand as clients invest in the long-term benefits from modernizing their CX technology ecosystems, and acquisition contribution,” commented Francois Bourret, interim chief financial officer of TTEC. “We are pleased with our first quarter’s performance and strong client demand, as evidenced by our growing pipeline. That said, given the growing macroeconomic uncertainties, we believe it is too early to change our full year outlook. We remain focused on execution and if current trends continue, we are confident we will deliver above the mid-point of our revenue and profit guidance range.”

Bourret continued, “We remain keenly focused on executing our strategic priorities, which remain centered around growth initiatives, CX innovation, and leadership strength which we believe will be accretive to TTEC in 2023 and beyond.”

Investor Relations Contact Paul Miller +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

TTEC Full Year 2023 Outlook
	Second Quarter 2023 Guidance	Second Quarter 2023 Mid-Point	Full Year 2023 Guidance	Full Year 2023 Mid-Point
Revenue	$587M — $603M	$595M	$2,460M — $2,540M	$2,500M
Non-GAAP adjusted EBITDA	$62M — $70M	$66M	$290M — $310M	$300M
Non-GAAP adjusted EBITDA margins	10.5% — 11.6%	11.0%	11.8% — 12.2%	12.0%
Non-GAAP operating income	$45M — $53M	$49M	$221M — $241M	$231M
Non-GAAP operating income margins	7.6% — 8.7%	8.2%	9.0% — 9.5%	9.3%
Interest expense, net	($18M) — ($20M)	($19M)	($74M) — ($76M)	($75M)
Effective tax rate	24% — 26%	25%	24% — 26%	25%
Diluted share count	47.3M — 47.5M	47.4M	47.3M — 47.5M	47.4M
Non-GAAP earnings per a share	$0.40 — $0.53	$0.47	$2.38 — $2.71	$2.54

Engage Full Year 2023 outlook
	Second Quarter 2023 Guidance	Second Quarter 2023 Mid-Point	Full Year 2023 Guidance	Full Year 2023 Mid-Point
Revenue	$470M — $480M	$475M	$1,970M — $2,030M	$2,000M
Non-GAAP adjusted EBITDA	$46M — $52M	$49M	$221M — $235M	$228M
Non-GAAP adjusted EBITDA margins	9.8% — 10.9%	10.4%	11.2% — 11.6%	11.4%
Non-GAAP operating income	$32M — $38M	$35M	$164M — $178M	$171M
Non-GAAP operating income margins	6.8% — 7.9%	7.4%	8.3% — 8.8%	8.6%

Digital Full Year 2023 outlook
	Second Quarter 2023 Guidance	Second Quarter 2023 Mid-Point	Full Year 2023 Guidance	Full Year 2023 Mid-Point
Revenue	$117M — $123M	$120M	$490M — $510M	$500M
Non-GAAP adjusted EBITDA	$15M — $17M	$16M	$69M — $75M	$72M
Non-GAAP adjusted EBITDA margins	13.2% — 14.2%	13.7%	14.1% — 14.7%	14.4%
Non-GAAP operating income	$12M — $14M	$13M	$57M — $63M	$60M
Non-GAAP operating income margins	10.6% — 11.7%	11.2%	11.7% — 12.4%	12.1%

The Company has not quantitatively reconciled its guidance for Non-GAAP operating income, Non-GAAP operating income margins, Non-GAAP adjusted EBITDA, Non-GAAP adjusted EBITDA margins, or Non-GAAP earnings per share to their respective most comparable GAAP measures because certain of the reconciling items that impact these metrics, including asset impairment, restructuring and integration charges, cybersecurity incident-related costs, equity-based compensation expense, changes in acquisition contingent consideration, depreciation and amortization expense, and provision for income taxes are dependent on the timing of future events outside of the Company’s control or cannot be reliably predicted. Accordingly, the Company is unable to provide reconciliations to GAAP operating income, operating income margins, net income margins, and diluted earnings per share without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the Company’s 2023 financial results as reported under GAAP.

Investor Relations Contact Paul Miller +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim .blair@ttec.com +1.303.397.9267

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, among other items.

ABOUT TTEC

TTEC Holdings, Inc. (NASDAQ: TTEC) is one of the largest, global CX (customer experience) technology and services innovators for end-to-end, digital CX solutions. The Company delivers leading CX technology and operational CX orchestration at scale through its proprietary cloud-based CXaaS (Customer Experience as a Service) platform.  Serving iconic and disruptive brands, TTEC's outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next gen digital and cognitive technology, the Company’s Digital business designs, builds, and operates omnichannel contact center technology, conversational messaging, CRM, automation (AI / ML and RPA), and analytics solutions.  The Company’s Engage business delivers digital customer engagement, customer acquisition and growth, content moderation, fraud prevention, and data annotation solutions. Founded in 1982, the Company’s singular obsession with CX excellence has earned it leading client NPS scores across the globe. The Company's 65,000 employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more visit us at https://www.ttec.com

Investor Relations Contact Paul Miller +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

FORWARD-LOOKING STATEMENTS

This earnings release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. In this release when we use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties, and other factors that affect our business and may cause such differences as outlined in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”) which are available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov.  Important factors that could cause our actual results to differ materially from those indicated in the forward looking statements include, among others: the risks related to our business operations and strategy, including the risks related to our strategy execution in a competitive market; our ability to innovate and introduce technologies that are sufficiently disruptive to allow us to maintain and grow our market share, including the effective adoption of artificial intelligence into our solutions; risks that may arise in connection with events outside of our control, such as macroeconomic conditions, geopolitical tensions, and outbreaks of infectious diseases; risks inherent in a disruption of our information technology systems, our technology infrastructure’s cybersecurity in general, and cyber-related criminal activity such as ransomware, other malware and data breach in particular, which can impact our ability to consistently deliver uninterrupted service to our clients and may result in government enforcement actions, regulatory investigations, fines, penalties, and private legal actions; risks inherent in the delivery of client services by employees working from home; our ability to attract and retain qualified and skilled personnel at a price point that we can afford and our clients are willing to pay; our M&A activity, including our ability to identify, acquire and properly integrate acquired businesses in accordance with our strategy; our reliance on a relatively small number of clients to generate the majority of our revenue and our reliance on technology partners to generate a large portion of TTEC Digital’s revenue; the risks related to legal and regulatory impact on our operations, including rapidly changing and at times inconsistent laws that regulate our and our clients’ business, such as data privacy and data protection laws, regulatory changes impacting our healthcare businesses, financial and public sector specific regulations, our ability to comply with these laws timely and cost effectively; the cost of wage and hour litigation and other class action litigation in the United States; the risk related to our international operations including the stress that geographic expansion may have on our business and the impacts if we are unable to expand geographically to meet our clients’ demand; and risks inherent in our equity structure including our controlling shareholder risk, and Delaware choice of dispute resolution risks.

Our forward-looking statements speak only as of the date that this release is issued. We undertake no obligation to update them, except as may be required by applicable law. Although we believe that our forward-looking statements are reasonable, they depend on many factors outside of our control and we can provide no assurance that they will prove to be correct.

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Investor Relations Contact Paul Miller +1.303.397.8641	Address 9197 South Peoria Street Englewood, CO 80112	Communications Contact Tim Blair tim.blair@ttec.com +1.303.397.9267

TTEC HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three months ended
	March 31,
	2023	2022
Revenue	$633,286	$588,726

Operating Expenses:
Cost of services	482,678	447,215
Selling, general and administrative	74,010	64,839
Depreciation and amortization	25,827	26,630
Restructuring charges, net	2,053	620
Impairment losses	4,307	1,112
Total operating expenses	588,875	540,416

Income From Operations	44,411	48,310

Other income (expense), net	(15,572)	(2,306)

Income Before Income Taxes	28,839	46,004

Provision for income taxes	(7,922)	(8,034)

Net Income	20,917	37,970

Net income attributable to noncontrolling interest	(2,270)	(4,566)

Net Income Attributable to TTEC Stockholders	$18,647	$33,404

Net Income Per Share

Basic	$0.44	$0.81

Diluted	$0.44	$0.80

Net Income Per Share Attributable to TTEC Stockholders

Basic	$0.39	$0.71

Diluted	$0.39	$0.71

Income From Operations Margin	7.0%	8.2%
Net Income Margin	3.3%	6.4%
Net Income Attributable to TTEC Stockholders Margin	2.9%	5.7%
Effective Tax Rate	27.5%	17.5%

Weighted Average Shares Outstanding
Basic	47,234	47,005
Diluted	47,401	47,381

TTEC HOLDINGS, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(unaudited)

	Three months ended
	March 31,
	2023	2022
Revenue:
TTEC Digital	$116,927	$111,414
TTEC Engage	516,359	477,312
Total	$633,286	$588,726

Income From Operations:
TTEC Digital	$785	$6,205
TTEC Engage	43,626	42,105
Total	$44,411	$48,310

TTEC HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2023	2022
Cash flows from operating activities:
Net income	$20,917	$37,970
Adjustment to reconcile net income to net cash provided by operating activities :
Depreciation and amortization	25,827	26,630
Amortization of contract acquisition costs	716	350
Amortization of debt issuance costs	268	265
Imputed interest expense and fair value adjustments to contingent consideration	3,178	-
Provision for credit losses	2,263	(185)
Loss on disposal of assets	605	360
Impairment losses	4,307	1,112
Loss on dissolution of subsidiary	301	-
Deferred income taxes	(4,994)	(4,679)
Excess tax benefit from equity-based awards	(1)	(507)
Equity-based compensation expense	4,154	3,739
Loss / (gain) on foreign currency derivatives	(493)	50
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	11,089	(41,128)
Prepaids and other assets	13,325	(8,321)
Accounts payable and accrued expenses	(22,352)	17,518
Deferred revenue and other liabilities	(10,052)	(19,488)
Net cash provided by operating activities	49,058	13,686

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	26	7
Purchases of property, plant and equipment	(13,669)	(16,691)
Acquisitions	-	-
Net cash used in investing activities	(13,643)	(16,684)

Cash flows from financing activities:
Net proceeds / (borrowings) from line of credit	(30,000)	12,000
Payments on other debt	(600)	(1,242)
Payments of contingent consideration and hold back payments to acquisitions	(9,162)	(9,600)
Dividends paid to shareholders	-	-
Payments to noncontrolling interest	(3,367)	(3,485)
Tax payments related to the issuance of restricted stock units	(510)	(1,521)
Payments of debt issuance costs	-	-
Net cash provided by financing activities	(43,639)	(3,848)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	878	(1,629)

Increase in cash, cash equivalents and restricted cash	(7,346)	(8,475)
Cash, cash equivalents and restricted cash, beginning of period	167,064	180,682
Cash, cash equivalents and restricted cash, end of period	$159,718	$172,207

TTEC HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)
(unaudited)

	Three months ended
	March 31,
	2023	2022
Revenue	$633,286	$588,726

Reconciliation of Non-GAAP Income from Operations and EBITDA:

Income from Operations	$44,411	$48,310
Restructuring charges, net	2,053	620
Impairment losses	4,307	1,112
Cybersecurity incident related impact, net of insurance recovery	(3,236)	3,836
Equity-based compensation expenses	4,154	3,739
Amortization of purchased intangibles	9,003	9,536

Non-GAAP Income from Operations	$60,692	$67,153

Non-GAAP Income from Operations Margin	9.6%	11.4%

Depreciation and amortization	16,824	17,094
Changes in acquisition contingent consideration	3,178	-
Change in escrow balance related to acquisition	625	-
Loss on dissolution of subsidiary	301	-
Foreign exchange loss / (gain), net	634	(1,043)
Other Income (expense), net	655	1,260

Adjusted EBITDA	$82,909	$84,464

Adjusted EBITDA Margin	13.1%	14.3%

Reconciliation of Non-GAAP EPS:

Net Income	$20,917	$37,970
Add: Asset impairment and restructuring charges	6,360	1,732
Add: Equity-based compensation expenses	4,154	3,739
Add: Amortization of purchased intangibles	9,003	9,536
Add: Cybersecurity incident related impact, net of insurance recovery	(3,236)	3,836
Add: Changes in acquisition contingent consideration	3,178	-
Add: Changes in escrow balance related to acquisition	625	-
Add: Loss on dissolution of subsidiary	301	-
Add: Foreign exchange loss / (gain), net	634	(1,043)
Less: Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	(5,035)	(5,394)

Non-GAAP Net Income	$36,901	$50,376

Diluted shares outstanding	47,401	47,381

Non-GAAP EPS	$0.78	$1.06

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$20,917	$37,970
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,827	26,630
Other	2,314	(50,914)
Net cash provided by operating activities	49,058	13,686

Less - Total Cash Capital Expenditures	13,669	16,691

Free Cash Flow	$35,389	$(3,005)

Reconciliation of Non-GAAP Income from Operations and Adjusted EBITDA by Segment :

	TTEC Engage		TTEC Digital
	Q1 23	Q1 22	Q1 23	Q1 22
Income from Operations	$43,626	$42,105	$785	$6,205
Restructuring charges, net	992	620	1,061	-
Impairment losses	1,453	1,112	2,854	-
Cybersecurity incident related impact, net of insurance recovery	(3,236)	3,836	-	-
Equity-based compensation expenses	2,676	2,429	1,478	1,310
Amortization of purchased intangibles	4,650	3,215	4,353	6,321

Non-GAAP Income from Operations	$50,161	$53,317	$10,531	$13,836

Depreciation and amortization	14,316	14,003	2,508	3,091
Changes in acquisition contingent consideration	3,178	-	-	-
Change in escrow balance related to acquisition	625	-	-	-
Loss on dissolution of subsidiary	301	-	-	-
Foreign exchange loss / (gain), net	701	(977)	(67)	(66)
Other Income (expense), net	512	1,318	143	(58)

Adjusted EBITDA	$69,794	$67,661	$13,115	$16,803